As filed with the Securities and Exchange Commission on May 27, 1994
                                        Registration No. 33-_________


                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                                 FORM S-8

                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933


                          REYNOLDS METALS COMPANY

          (Exact name of registrant as specified in its charter)

        Delaware                                       54-0355135
(State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                 Identification No.)

                6601 West Broad Street, Richmond, VA 23230
       (Address of principal executive offices, including zip code)



                          EMPLOYEES SAVINGS PLAN
                           (Full title of plan)



   D. MICHAEL JONES, ESQ., Vice President, General Counsel and Secretary
                                    and
   BRENDA A. HART, ESQ., Chief Securities/Finance Counsel and Assistant
                         Secretary

                          Reynolds Metals Company
                6601 West Broad Street, Richmond, VA 23230
                              (804) 281-2000

      (Names, addresses and telephone numbers, including area code, of agents for service)

                                   CALCULATION OF REGISTRATION FEE

   Title of securities   Amount to be   Proposed           Proposed             Amount of
   to be registered      registered     maximum offering   maximum              registration fee**
                                        price per share**  aggregate offering
                                                           price**

   Common Stock,         50,000         $45.75             $2,287,500.00        $788.80
   without par value*    shares



      *In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

     **In accordance with Rule 457(h)(1) under the Securities Act of 1933, the aggregate offering price and registration fee are computed on the basis of a price per share based, pursuant to Rule
457(c), on the average of the high and low prices of the Common Stock as reported on the New York
Stock Exchange Composite Transactions Tape on May 20, 1994.  In accordance with Rule 457(h)(2), no separate registration fee is required with respect to the interests to be registered hereunder.
/TABLE

                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Items 1 and 2.

     The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1).


                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

     (1) The Annual Report of Reynolds Metals Company (the "Company" or the "Registrant") on Form 10-K for the year ended December 31, 1993.

     (2) All other reports filed by the Company or the Employees Savings Plan maintained by the Company (the "Plan") pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1993.

     (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated February 23, 1994 pertaining to Common Stock and Preferred Stock Purchase Rights.

     All documents subsequently filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (including, without limitation, annual reports for the Plan filed pursuant to Section 15(d)), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

     The consolidated financial statements of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 1993, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     The legality of the securities being registered hereunder will be passed upon by D. Michael Jones, Esq., Vice President, General Counsel and Secretary of the Company. Mr. Jones, in his capacity as Vice President, General Counsel and Secretary of the Company, is paid a salary by the Company and is a participant in various employee benefit plans offered to employees of the Company.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware empowers the Company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the Company, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless the Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses. Article X of the By-Laws of the Company incorporates substantially the provisions of Section 145 of the General Corporation Law of the State of Delaware and requires the Company to indemnify any person to the full extent of its powers as described above. The Company has entered into indemnification agreements with each of its directors and officers. The rights conferred thereunder are substantially the same as those under Article X of the Company's By-Laws. In addition, the agreements provide for indemnification of expenses incurred as a witness, require the Company to observe specified procedures, within set time limits, when indemnification or advancement of expenses is requested and provide for payment of expenses incurred in enforcing the agreement.
Article XI of the Company's Restated Certificate of Incorporation limits the personal liability of directors to the Company or its shareholders for monetary damages for certain breaches of fiduciary duty.

     The Company has placed in effect insurance indemnifying against certain liabilities that could arise from acts (or omissions to act) of its officers and directors.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

*4.1 Restated Certificate of Incorporation, as amended to the date hereof. (File No. 1-1430, Registration Statement on Form 8-A dated February 23, 1994, pertaining to Common Stock and Preferred Stock Purchase Rights, Exhibit 1)

*4.2 Form of Common Stock Certificate. (Registration Statement No. 33-66032 on Form S-8, dated July 15, 1993, Exhibit 4.2)

*4.3 By-Laws, as amended to the date hereof. (File No. 1-1430, Form 10-Q Report for the Quarter Ended March 31, 1994, Exhibit 4.2)

*4.4 Rights Agreement dated as of November 23, 1987 (the "Rights Agreement") between Reynolds Metals Company and The Chase Manhattan Bank, N.A. (File No. 1-1430, Registration Statement on Form 8-A dated November 23, 1987, pertaining to Preferred Stock Purchase Rights, Exhibit 1)

*4.5 Amendment No. 1 dated as of December 19, 1991 to the Rights Agreement. (File No. 1-1430, 1991 Form 10-K Report, Exhibit 4.11)

 4.6    Form of Employees Savings Plan as Amended and Restated Effective
        July 1, 1994

 5 Opinion of D. Michael Jones, Esq., Vice President, General Counsel and Secretary

 23.1   Consent of Ernst & Young

 23.2 The consent of D. Michael Jones, Esq. is contained in his opinion. See Exhibit 5 hereto.

 24     Powers of Attorney

______________________
* Incorporated by reference.


        The Registrant has obtained a determination letter dated
January 13, 1992 from the Internal Revenue Service (the "IRS") that the Plan, as adopted on January 1, 1990, is qualified under Section 401 of the Internal Revenue Code. The Registrant hereby undertakes that it will submit the Plan, as amended and restated effective July 1, 1994, to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the Plan, as so amended and restated.

Item 9. Undertakings.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on this 27th day of May, 1994.


                                        REYNOLDS METALS COMPANY



                                        By  Richard G. Holder
                                            Richard G. Holder,
                                            Chairman of the Board and
                                            Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 27, 1994.


*David P. Reynolds                      Richard G. Holder
David P. Reynolds, Director             Richard G. Holder, Director,
                                        Chairman of the Board and
                                        Chief Executive Officer


Randolph N. Reynolds                    Henry S. Savedge, Jr.
Randolph N. Reynolds, Director          Henry S. Savedge, Jr., Director,
                                        Executive Vice President and
                                        Chief Financial Officer


*William O. Bourke                      Jeremiah J. Sheehan
William O. Bourke, Director             Jeremiah J. Sheehan, Director


*John R. Hall                           *Thomas A. Graves, Jr.
John R. Hall, Director                  Thomas A. Graves, Jr., Director


*Robert J. Vlasic                       *Gerald Greenwald
Robert J. Vlasic, Director              Gerald Greenwald, Director


___________________________________     *Robert L. Hintz
Charles A. Sanders, Director            Robert L. Hintz, Director


*Joe B. Wyatt                           Yale M. Brandt
Joe B. Wyatt, Director                  Yale M. Brandt, Director


*By Brenda A. Hart                      Allen M. Earehart
Brenda A. Hart, Attorney-in-Fact        Allen M. Earehart, Vice President,
                                        Controller


        The Plan. Pursuant to the requirements of the Securities Act of 1933, the Registrant, as administrator of the Employees Savings Plan maintained by the Registrant, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on this 27th day of May, 1994.


                                        EMPLOYEES SAVINGS PLAN

                                        By  REYNOLDS METALS COMPANY,
                                            as Plan Administrator



                                        By Richard G. Holder
                                        Richard G. Holder,
                                        Chairman of the Board and
                                        Chief Executive Officer


                               EXHIBIT INDEX

EXHIBIT                                                          SEQUENTIAL
NO.                       DESCRIPTION OF EXHIBIT                   PAGE NO.

*4.1 Restated Certificate of Incorporation, as amended to the date hereof. (File No. 1-1430, Registration Statement on Form 8-A dated February 23, 1994, pertaining to Common Stock and Preferred Stock Purchase Rights, Exhibit 1)

*4.2     Form of Common Stock Certificate.  (Registration
         Statement No. 33-66032 on Form S-8, dated July 15,
         1993, Exhibit 4.2)

*4.3     By-Laws, as amended to the date hereof.  (File No.
         1-1430, Form 10-Q Report for the Quarter Ended
         March 31, 1994, Exhibit 4.2)

*4.4 Rights Agreement dated as of November 23, 1987 (the "Rights Agreement")between Reynolds Metals Company and The Chase Manhattan Bank, N.A. (File No. 1-1430, Registration Statement on Form 8-A dated November 23, 1987, pertaining to Preferred Stock Purchase Rights, Exhibit 1)

*4.5 Amendment No. 1 dated as of December 19, 1991 to the Rights Agreement. (File No. 1-1430, 1991 Form
         10-K Report, Exhibit 4.11)

 4.6     Form of Employees Savings Plan as Amended and
         Restated Effective July 1, 1994

 5       Opinion of D. Michael Jones, Esq., Vice President,
         General Counsel and Secretary

 23.1    Consent of Ernst & Young

 23.2 The consent of D. Michael Jones, Esq. is contained in his opinion. See Exhibit 5 hereto.

 24      Powers of Attorney

__________________
* Incorporated by reference.